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Exhibit 10.15

MEMORANDUM OF UNDERSTANDING
BETWEEN
Allegiant Air, LLC
AND
SANFORD AIRPORT AUTHORITY

        THIS MEMORANDUM OF UNDERSTANDING (this "MOU") dated 3/4/05 and executed by Allegiant Air, LLC with principal offices at 3301 N. Buffalo Drive, Suite B9, Las Vegas, NV 89129 ("AAY"), and Sanford Airport Authority with principal offices at 1200 Red Cleveland Blvd., Sanford, FL 32773 ("SAA").

WITNESSETH

        WHEREAS, AAY is a Part 121 Scheduled Air Carrier and travel company principally in the business of selling and organizing travel involving air transportation; and

        WHEREAS, SAA is the operator of record charged with the general oversight of Orlando Sanford International Airport; and

        WHEREAS, AAY and SAA (together, "the Parties") desire a mutually beneficial relationship whereby AAY uses Orlando Sanford International Airport over a ten year period subject to the terms and conditions contained here in;

        NOW, THEREFORE, the Parties agree as follows:

ARTICLE I—USE OF SFB

        AAY agrees to use Orlando Sanford International Airport as its primary airport for services and facilities associated with the carrier's flights to Orlando for a ten year period commencing on or about May 15th, 2005.

ARTICLE II—GENERAL ISSUES

  •
  Wi-Fi will be installed by SAA and made available throughout the entire airport and out to the cockpit at no cost to AAY.

  •
  AAY currently has right to install its own fuel storage facility, but would need to negotiate ground lease with SAA.

  •
  Cost of AAY employee badges is $45 if a 10 year background check is required, and $21 per badge if not required.

ARTICLE III—FACILITES

  •
  280 sf office located at north end of cargo building will be provided by SAA.

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  Free of charge for the first year.

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  Ready for occupancy within 30 days after receipt of notice from AAY.

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  $10 psfpa for subsequent years.

  •
  30 day out clause for AAY, with or without cause.

  •
  Any improvements required will be paid for at SAA's expense. These could include, paint, carpet replacement or cleaning, and other basic work required to be done in order to make the space clean and ready for occupancy.

    •
    This space is conditioned office space and has or will have full telecommunications capabilities as per specifications to be put forth by AAY.

    •
    Utilities are included in the use of this space at no additional charge to AAY.

  •
  SAA will make space available with direct ramp access for the installation of a Modular Office Unit.

  •
  AAY will pay for the lease of the Modular Office Unit.

  •
  SAA will cover the costs of installation of utilities, including electrical, sewer, water, and telecommunications infrastructure.

  •
  Ready within 30 days of receipt of notice from AAY.

  •
  There will be no ground lease charge or any other charge imposed by SAA, but SAA has the right to require the Modular Office Unit be removed with 180 days advance written notice if it needs the space for another purpose.

  •
  Otherwise, this space shall be free of charge in perpetuity.

  •
  SAA will make available 3,000 sf in the cargo building.

  •
  This space will be air conditioned and will have ramp access via a roll-up door and access to loading docks.

  •
  The construction costs are estimated to be approximately $35K.

  •
  SAA proposed that the cost of preparing the cargo space be paid for by AAY over a five year term, amortized fully with an interest rate of approximately 4%. Payments would be due monthly in arrears and there would be no pre-payment penalty.

  •
  SAA would manage the project, but AAY will design and approve the workscope, costs, and any change orders. SAA would use all reasonable efforts to assist in the timely completion of the project for as low a cost as reasonably possible. AAY wishes to leverage SAA's relationship and knowledge of local contractors, but maintain some financial oversight since AAY is responsible for the repayment of the costs.

  •
  Ready within 30 days of receipt of notice from AAY.

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  Rent is charged per the schedule described below for the Mature Phase.

ARTICLE IV—OTHER FACILITIES

        Mature Phase Facilities:

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  AAY has the option with 120 days notice to SAA, to require SAA to build out up to 9,000 sf in the cargo building for offices, including restrooms, and maintenance spares receiving, inventory and storage.

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  Cost of construction borne by SAA and re-paid by AAY over a five-year term.

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  Amortized at SAA cost of capital plus 100 basis points.

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  Paid monthly in arrears.

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  No pre-payment penalty

  •
  SAA would manage the project, but AAY will have the right to approve the Workscope, costs, and any change orders. SAA would use all reasonable efforts to assist in the timely completion of the project for as low a cost as reasonably possible. AAY wishes to leverage

      SAA's relationship and knowledge of local contractors, but maintain some financial oversight since AAY is responsible for the repayment of the costs.

    •
    Should AAY terminate the lease of this space, it would remain liable for any un-paid amount of the loan according to the payment terms stated above

    •
    AAY has right of first refusal to lease additional 3,000 sf of adjacent space in cargo building

    •
    Rates as follows:
•	Years 1 & 2	$1 per year
•	Years 3 & 4	$3.00 psfpa
•	Years 5 & 6	$4.00 psfpa
•	Years 7 & 8	$5.00 psfpa
•	Years 9 & 10	$6.00 psfpa
    •
    Costs include: up to 350 employee parking spaces in close proximity.

    •
    The potential to park an additional 200 cars in proximity exists.

    •
    Lease of 3 aircraft parking positions; 2 in front of cargo building and a 3rd located as reasonably close as possible, 2 additional parking spots are currently under lease. AAY is granted the right of first refusal to lease any additional aircraft parking positions that may come available.

    •
    Aircraft parking positions will permit power in-power out to any extent possible, therefore avoiding requirement of a pushback

    •
    Year 1 rate starts when we begin to lease the 3,000 sf of cargo building space as described in the Start-Up section above.

    •
    Lease can be terminated at any time by AAY with 180 days advance written notice with no further obligation except for the re-payment of construction costs.

        Remote RON Parking

  •
  SAA is in the process of constructing the North Remote Pad, approximately 210,000 sf of space available for remote aircraft parking

  •
  Project is expected to be completed on or about May 2005

  •
  AAY may lease entire pad at a rate of $.12 psfpa or portions of the pad at the rate of $.15 psfpa.

  •
  The size of any portions leased by AAY can be determined at its discretion, but should be enough space so as to permit the foot print of its aircraft (i.e., length multiplied by wing span of the aircraft).

  •
  AAY has right of first refusal to lease the entire pad

  •
  AAY has been granted the option to have a hangar constructed on land adjacent the North Remote Pad.

  •
  AAY can provide SAA 180 days advance written notice

  •
  SAA would install a hangar at its sole cost, and re-paid by AAY on similar terms as cargo building construction described above in Mature section.

  •
  Ground lease would be at the cost of $.15 psfpa

    •
    Construction would include public road access and employee parking spaces.

  •
  A second remote pad is planned in an area contiguous to the international side of the airport.

  •
  Approximately 350,000 sf

  •
  Able to accommodate up to approximately 20 MD80s

ARTICLE V—NEW CARRIER CLASS

New Carrier Class "Sanford Signatory"

        A New Carrier Class will be implemented at SFB. This class will be defined by the following criteria:

  •
  Part 121 Scheduled Air Carrier service

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  Domestic service

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  Minimum aircraft size of 120 seats

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  Minimum of 100 Part 121 "Scheduled" monthly domestic departures from SFB over a rolling 6 month forward looking period

  •
  10 year service agreement

        The new rates and charges imposed on a carrier meeting the above criteria:

  •
  Landing fee—50% of current base fee of $.97 /1,000 lbs of max gross certificated landed weight

  •
  Public safety fee—50% of current fee of $.25 per departing passenger

  •
  Aircraft remote RON parking fee—50% of current fee of $50/24 hour period

  •
  Fuel flowage fee—$.03 per gallon uplifted

        The discounted rates afforded AAY if it meets the definition of the New Carrier Class are not applicable for the following:

  •
  Flights operated, in association with Vacation Express to ATL, BNA, CVG, IAD, BWI, SDF, CLT, MEM, MSY, GUN, PUJ, POP, AUA, NAS or LIR.

  •
  Flights to/from other markets where Vacation Express purchases more than 66% of the available seats on AAY's aircraft shall be deemed to be Vacation Express flights

ARTICLE VI—LONG TERM COST PREDlCTABILITY

  •
  SAA fees are fixed for first 4 years (excluding PFC's,) with the flexibility to increase as a result of a one time, "Force Majeure" like situation during the first four years. Potential increases of up to 3% in each of years 5 through 10 are permitted.

ARTICLE VII—TERM; EFFECTIVE DATE; OTHER

        This MOU shall be effective upon execution by both parties, and shall continue in full force and effect until the end of the 10 year agreement. This MOU is a binding agreement and is enforceable according to its terms, and supercedes all previous agreements between the Parties or any of their subsidiaries or affiliates concerning the subject matter hereof. AAY shall be required to execute and comply with airport use agreements, terminal use agreements, and other governing law, rules, regulations and policies as a condition of operation at Orlando Sanford International Airport.

ARTICLE VIII—DISPUTE RESOLUTION

        This MOU shall be governed by and construed in accordance with the laws of the state of Florida, and the parties further agree that any dispute arising out of this MOU shall be resolved in the state courts of Florida.

        AAY and SAA agree to the provisions of the Memorandum of Understanding as indicated by the signatures of their duly authorized officers below.

Allegiant Air, LLC		Sanford Airport Authority
By:	/s/ ANDREW C. LEVY	By:	/s/ LARRY A. DALE

Title:	Managing Director	Title:	President

Date:	3/4/05	Date:	3/4/05

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MEMORANDUM OF UNDERSTANDING BETWEEN Allegiant Air, LLC AND SANFORD AIRPORT AUTHORITY